Exhibit 10.3

Private Placement Agreement

This Private Placement Agreement, dated as of November 5, 2013 (the “Agreement”), between magicJack Vocaltec Ltd. (the “Company”) and Trustee of the DB April 2013 GRAT (the “Seller”).

Section 1.              Purchase and Sale of Common Stock

Subject to the terms of this Agreement, at the Closing, the Seller shall sell, and the Company shall purchase, all of Seller’s interest in 850,000 ordinary shares of the Company (the “Purchased Shares”) at a price of $12.24 per Purchased Share (the “Per Share Value”).

Section 2.              The Closing

(a)           Time and Place.  The closing of the purchase and sale of the Shares shall take place electronically between counsel for the Company and the Seller immediately following the execution and delivery hereof (the “Closing”).

(b)           Delivery by the Company.  At or prior to the Closing, the Company shall deliver to the Seller in immediately available funds an amount equal to the product of the Purchased Shares and the Per Share Value to the account listed in Annex A.

(c)           Delivery by the Seller.  At the Closing, the Company shall transfer all of its interest in the Purchased Shares to the Company by book entry transfer of all the Seller’s securities entitlement in the Purchased Shares through DTC or intra-broker transfer to the securities account in Annex A.

Section 3.              Seller’s Representations and Warranties

(a)           Access to Information, Etc.  The Seller represents, warrants and covenants as follows:

(i)           the Seller has carefully reviewed any financial information available to the Seller about the Company, including all information about the Company that has been filed with the Securities and Exchange Commission, in connection with the sale of the Purchased Shares pursuant to this Agreement;

(ii)         the Company has made no representations to the Seller regarding the financial condition of the Company, and the Seller has not relied on any such representations in determining whether to sell the Purchased Shares to the Company;

(iii)        the Company has made available to Seller the opportunity make due inquiry about the Company’s business and operations;

(iv)        the Seller has had an adequate opportunity to consider whether or not to sell the Common Stock offered to the Company, and to discuss such sale with the Seller’s legal, tax and financial advisors;

(v)         the Seller has a good understanding of the English language; and

(vi)        the Seller is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Representation as to Title.  Seller hereby represents and warrants to the Company that (i) Seller is the sole, true and lawful owner of a securities entitlement in the Purchased Shares, (ii) Seller has not previously sold, assigned, transferred or encumbered any interest in the Purchased Shares in any respect and (iii) Seller has full and sole power to transfer a valid securities entitlement in such Purchased Shares to the Company free and clear of any encumbrance or other claim thereon, assuming that the Company has no “notice of an adverse claim” within the meaning of UCC Section 8-105 of the Uniform Commercial Code.

(c)           Binding Agreement.  Seller hereby represents and warrants to the Company that (i) the execution, delivery and full performance of this Agreement by Seller does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Seller is a party or any judgment, order or decree to which Seller is subject; and (ii) upon the execution and delivery of this Agreement by Seller and the Company, this Agreement will be Seller’s valid and binding obligation, enforceable in accordance with its terms, subject as to enforcement to the effect of bankruptcy or insolvency laws and laws affecting creditors’ rights generally

(d)           Voluntary Sale.  Seller represents that the sale of the Purchased Shares to the Company is being entered into voluntarily and of its own free will.

Section 4.              Company Representations.  The Company hereby represents and warrants to Seller that (i) the execution, delivery and full performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company and any required committee thereof and does not require approval of the Company’s stockholders, does not and will not conflict with, breach, violate or cause a default under any applicable statute, rule or regulation of any governmental authority and any order or decision of any judicial or administrative body, and does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which it or any of its Subsidiaries is a party or any judgment, order or decree to which it or any of its Subsidiaries is subject; (ii) upon the execution and delivery of this Agreement by Seller and the Company, this Agreement will be the Company’s valid and binding obligation, enforceable in accordance with its terms, subject as to enforcement to the effect of bankruptcy and insolvency laws and laws affecting creditors’ rights generally; and (iii) following the Closing, the Company will be “solvent” within the meaning of any applicable fraudulent transfer statutes.  The Company represents that the sale of the Purchased Shares to the Company is being entered into voluntarily and of its own free will.

Section 5.              Miscellaneous

(a)           Notices.  All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, or one (1) business day after being sent to the recipient by reputable overnight courier services (charges prepaid).  Such notices, demands, and other communications shall be sent to the Company and Seller at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  All notices, demands, and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

If to the Company:

magicJack Vocaltec Ltd
222 Lakeview Avenue
Suite 1550
West Palm Beach, FL 33401
Attention: CEO

If to Seller:

Trustee of the DB April 2013 GRAT

(b)          Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, that this Agreement shall not be assignable (i) by Seller, except with the written consent of the Company, or (ii) by the Company, except to an Affiliate or Subsidiary.  No assignment by the Company to an Affiliate or a Subsidiary will relieve the Company from its obligations hereunder.

(c)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(d)          Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of each of Seller and the Company.

(e)           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Seller without the prior written consent of the other party.

(f)           Choice of Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of Florida, without regard to its conflicts of law principles.

(g)          Consent to Jurisdiction; Waiver of Jury Trial. The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or if jurisdiction is not permitted in Federal courts, in the state courts located in West Palm Beach, Florida.  Accordingly, with respect to any such court action, Seller (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.  Accordingly, with respect to any such court action, the Company (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. Each of the parties hereto waives any right to a trial by jury in connection with any litigation arising under or relating to this Agreement.

(h)          Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(j)           Liability of Trustee.  The Company acknowledges and agrees that             is entering into this Agreement as Trustee of the DB April 2013 GRAT (the “Trust”), and all obligations of the Seller are limited to assets of the Trust and          has no liability hereunder individually.

IN WITNESS WHEREOF, the Company and the Seller have executed this Agreement as of the date first above written.

magicJack Vocaltec Ltd

By:	/s/ Gerald T. Vento
Name:	Gerald T. Vento
Title:	President and CEO

Trustee of the DB April 2013 GRAT and not personally

By: